U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): May 30, 2006
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                         Commission file number: 0-49936

                                ST. JOSEPH, INC.
        (Exact name of Small Business Issuer as specified in its charter)

                     Colorado                                                       CH 47-0844532
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 (State or other jurisdiction of incorporation or                       (IRS Employer Identification Number)
                   organization)

        4870 S. Lewis, Suite 250 Tulsa, OK                                              74105
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      Address of Principal Executive Offices)                                        (Zip Code)
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Issuer's telephone number, including area code: (918) 742-1888


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                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

___   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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St. Joseph, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On May 30, 2006, Mr. John H. Simmons resigned from our Board of Directors. Up until his resignation, Mr. Simmons had served on our Board of Directors since
October 2003. At the time of his resignation, Mr. Simmons did not serve on any of our Board's committees.

On May 31, 2006, Mr. Jerry A. Malone resigned from our Board of Directors. Up until his resignation, Mr. Malone had served on our Board of Directors since
March 2004. At the time of his resignation, Mr. Malone did not serve on any of our Board's committees.

Item 8.01 Other Information

Due to recent changes in our executive management, particularly the resignation of Mr. John H. Simmons as our Chief Executive Officer, President and Director, and the resignation of Mr. Jerry A. Malone as a Director of our Company, our Board of Directors does not presently intend to move forward with the acquisition of Intellimed, Inc., the expansion of our personnel or the personnel of our wholly-owned subsidiaries, or the relocation of our offices, presently in Tulsa, Oklahoma to Dallas, Texas which was reported in the April 28-May 4, 2006 edition of the Dallas Business Journal.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH, INC.



June 3, 2006                   By: /S/ GERALD MCILHARGEY
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                               Gerald McIlhargey, Acting President and Director